Exhibit 1.1

3M COMPANY

$500,000,000 1.750% Notes due 2023

$750,000,000 2.000% Notes due 2025

$1,000,000,000 2.375% Notes due 2029

$1,000,000,000 3.250% Notes due 2049

________

Underwriting Agreement

August 19, 2019

Goldman Sachs & Co. LLC

BofA Securities, Inc.
Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

3M Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $500,000,000 principal amount of its 1.750% Notes due 2023 (the “2023 Notes”), an aggregate of $750,000,000 principal amount of 2.000% Notes due 2025 (the “2025 Notes”), an aggregate of $1,000,000,000 principal amount of 2.375% Notes due 2029 (the “2029 Notes”) and an aggregate of $1,000,000,000 principal amount of 3.250% Notes due 2049 (the “2049 Notes” and, collectively with the 2023 Notes, the 2025 Notes and the 2029 Notes, the “Securities”).

The Securities will be issued under an indenture, dated as of November 17, 2000 (as amended on July 29, 2011 and as the same may be further amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”).

1.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           (i) An “automatic shelf registration statement,” as defined under Rule 405 of the rules and regulations under the Securities Act of 1933, as amended (the “Act”), on Form S-3, including a base prospectus relating to the various securities of the Company, including the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing pursuant to Rule 462(e) under the Act; and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto, any information in a form of prospectus or any prospectus supplement that is deemed or retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C under the Act (which information shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be) that has not been superseded or modified and the documents incorporated by reference therein at the time such part of such registration statement became effective but excluding Form T-1, each as amended at the time such part of such registration statement became effective, is hereinafter collectively called the “Registration Statement”;

(ii) the term “Base Prospectus” shall mean the base prospectus relating to the various securities of the Company, including the Securities, included in the Registration Statement, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement;

(iii) the term “Prospectus Supplement” shall mean the Base Prospectus together with any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act prior to the offer and acceptance of the Securities;

(iv) the term “Pricing Prospectus” shall mean the Prospectus Supplement, as amended and supplemented immediately prior to the Applicable Time, as filed by Company with the Commission pursuant to Rule 424(b); and

(v) the term “Prospectus” shall mean the final Prospectus Supplement relating to the Securities and filed by the Company with the Commission pursuant to Rule 424(b).

Any reference herein to any prospectus, including the Prospectus, Pricing Prospectus, Prospectus Supplement or the Base Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of each such prospectus, as applicable; any reference to any amendment or supplement to any prospectus shall be deemed to refer to and include any documents filed after the date of such prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein by reference; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement after the effective date of the Registration Statement;

(b)          For the purposes of this Agreement, (i) the “Applicable Time” is 4:20 p.m. (Eastern time) on the date of this Agreement, (ii) the “Disclosure Package” will be the Pricing Prospectus as amended or supplemented at the Applicable Time, together with the final term sheet prepared and filed pursuant to Section 5(a) hereof and (iii) the Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clause (iii) of this Section 1(b) shall not apply to statements or omissions made in any Disclosure Package in reliance upon and in conformity with the Underwriter Information (as defined below);

(c)           Each “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) does not conflict (within the meaning of Rule 433(c)) with the information contained in the Registration Statement, the Pricing Prospectus, or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d)          The documents incorporated by reference in the Prospectus and the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus and the Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)           The Registration Statement, the Prospectus, the Pricing Prospectus and the Prospectus Supplement conform, and any further amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date, in the case of the Registration Statement, and as of its applicable filing date in the case of the Prospectus, the Pricing Prospectus and the Prospectus Supplement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)            The financial statements, and the related notes thereto, included or incorporated by reference in the Prospectus and the Disclosure Package, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(g)          Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that have resulted or would result in a material adverse change in the general affairs, management, current or future condition, financial or otherwise, or in the earnings, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus and the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Prospectus and the Disclosure Package;

(h)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Disclosure Package and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and each subsidiary of the Company with annual revenues (excluding inter-company activity) exceeding $400 million for the preceding fiscal year (the “Revenue Target”) and each other subsidiary of the Company, if any, that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) (each, a “Significant Subsidiary”) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualifications, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; the only subsidiaries of the Company which meet the Revenue Target are 3M Japan Limited, 3M France S.A.S., 3M Canada Company, 3M Deutschland GmbH, 3M do Brasil Limitada, 3M China Limited, 3M Taiwan Limited, 3M Korea Limited, 3M International Trading (Shanghai) Co., Ltd., 3M Mexico, S.A. de C.V., 3M Global Channel Services, Inc., 3M Health Information Systems, Inc., 3M Hong Kong Limited, 3M ITALIA s.r.l., and 3M United Kingdom PLC;

(i)            The Company has an authorized capitalization as set forth in the Prospectus and the Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Company owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned free and clear of all liens, encumbrances, equities or claims, except, with respect to joint venture subsidiaries, for such liens, encumbrances, equities or liens which do not individually or in the aggregate have a Material Adverse Effect;

(j)            This Agreement has been duly authorized, executed and delivered by the Company;

(k)           The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized, executed and delivered, and qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument, both the Securities and the Indenture being enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Securities will conform to the descriptions thereof in the Prospectus and the Disclosure Package;

(l)            The issue and sale of the Securities by the Company, the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m)         Other than as set forth or contemplated in the Registration Statement, the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings, which if determined adversely, would individually or in the aggregate have such a Material Adverse Effect, are threatened or contemplated by governmental authorities or threatened by others;

(n)          Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation (or Articles of Incorporation) or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not result in a Material Adverse Effect;

(o)          The statements set forth in the Prospectus and the Disclosure Package under the captions “Debt Securities” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(p)          The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as contemplated by the Disclosure Package, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)          PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(s)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Prospectus and the Disclosure Package, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t)           Except as disclosed in the Prospectus and the Disclosure Package, since the date of the latest audited financial statements incorporated by reference in the Prospectus and the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(v)          Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163;

(w)          The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities;

(x)           The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries, which, for purposes of this Section 1(x) means any entity of which the Company owns (either directly or indirectly) a majority of the outstanding equity securities or other ownership interests carrying a majority of the voting power in the election of the board of directors or other governing body of such entity (each such entity, a “Subsidiary”), and their respective directors, officers, employees and agents in all material respects with (i) all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption (the “Anti-Corruption Laws”) and (ii) the applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union (the “EU”) or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”). The Company, its Subsidiaries, and to the knowledge of the Company, its officers, employees, directors and agents when acting on behalf of the Company and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Company nor any of its Subsidiaries is (a) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the EU or any EU member state, (b) a Person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions to the extent such Person is the subject of Sanctions, or (c) any Person controlled or more than 50 percent owned by any such Person or Persons. The use of proceeds from the transactions contemplated by this Agreement will not constitute (i) a violation of the United States Foreign Corrupt Practices Act of 1977, (ii) a violation of the United Kingdom Bribery Act of 2010, or (iii) a material violation of any other Anti-Corruption Laws or applicable Sanctions. For purposes of this Section 1(x), “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity or government or any agency or political subdivision thereof; and

(y)           The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects in accordance with their documentation and functional specifications in connection with their operation as used by the Company and its subsidiaries. The Company has taken commercially reasonable steps to secure and protect the IT Systems from material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity and security of critical IT Systems and data (in-cluding all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. The Company has disaster recovery plans in the event of significant disruptions to critical IT Systems. To the Company’s knowledge there have been no material unauthorized intrusion or breaches of security with respect to IT Systems that have had a Material Adverse Effect. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority. The Company and its subsidiaries have implemented internal policies and contractual obligations relating to the protection and appropriate use of Personal Data.

2.            Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.469% of the principal amount of the 2023 Notes, 99.149% of the principal amount of the 2025 Notes, 98.518% of the principal amount of the 2029 Notes and 96.940% of the principal amount of the 2049 Notes, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.            Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.            (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to DTC accounts of, Wells Fargo Securities, LLC, in the case of the 2023 Notes, Morgan Stanley & Co. LLC, in the case of the 2025 Notes, BofA Securities, Inc., in the case of the 2029 Notes and Goldman Sachs & Co. LLC, in the case of the 2049 Notes. The Company will cause the certificates, if any, representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 26, 2019 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(g) hereof, will be delivered to the Underwriters at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            The Company covenants and agrees with each of the Underwriters:

(a)          (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Prospectus or the Pricing Prospectus prior to the Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; (ii) to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and for so long as delivery of a prospectus is required (or but for the exemption in Rule 172 would be required) in connection with the offering or sale of the Securities, and during such time period to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or the Pricing Prospectus or any amended Prospectus or Pricing Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act relating to the Securities; (iv) the Company becoming the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities and of, the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement, the Prospectus or the Pricing Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification or any such notice of objection, to use promptly its best efforts to obtain its withdrawal;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)           To furnish you with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus or the Pricing Prospectus as each time amended or supplemented in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as you may reasonably request from time to time; and, if the delivery of a prospectus is (or but for the exemption in Rule 172 would be) required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus or the Pricing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or Pricing Prospectus is delivered (or but for the exemption in Rule 172 would be delivered) not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Pricing Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus or the Pricing Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or Pricing Prospectus or a supplement to the Prospectus or the Pricing Prospectus which will correct such statement or omission or effect such compliance;

(d)          To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) by making an appropriate filing with the Commission if the Company is subject to the reporting requirements of the Exchange Act or by other means if the Company is not so subject;

(e)          That, from the date of this Agreement and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, the Company will not, without your prior written consent offer, sell, contract to sell or otherwise dispose of any debt securities of the Company (other than the sale of Securities pursuant to this Agreement) issued or guaranteed by the Company and having a tenor of more than one year;

(f)           To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act(including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b));

(g)          If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If, at the Renewal Deadline, the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 90 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(h)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof; and

(i)            To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”.

6.

(a)          (i)          The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission;

(ii)        each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii)       any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II hereof;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Prospectus Supplement, the Base Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, preparing by word processor or reproducing this Agreement, any Indenture, any Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any advertising connected with the sale of Securities so long as such advertising expenses have been approved by the Company; and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section, and Sections 9 and 12 hereof, each Underwriter shall pay all other expenses it incurs.

8.            The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement, or the use of the Prospectus Supplement or the Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission nor shall any order preventing or suspending the use of any prospectus relating to the Securities or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act relating to the Securities have been issued; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Sidley Austin LLP, counsel to the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement and the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Michael M. Dai, Associate General Counsel of the Company, or other counsel for the Company satisfactory to the Underwriters, shall have furnished to you such counsel’s written opinions, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented and the Disclosure Package;

(ii)         The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and the Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii)        The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of the matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(iv)        Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which it owns or leases properties or conducts any business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and the shares of each such Significant Subsidiary owned directly or indirectly by the Company are owned free and clear of all such liens, encumbrances, equities or claims, except, with respect to joint venture subsidiaries, for such liens, encumbrances, equities or claims which do not individually or in the aggregate have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(v)         To the best of such counsel's knowledge and other than as set forth or contemplated in the Registration Statement, the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to the best of such counsel's knowledge, no such proceedings, which, if determined adversely, would individually or in the aggregate have such a Material Adverse Effect, are threatened or contemplated by governmental authorities or threatened by others;

(vi)        This Agreement has been duly authorized, executed and delivered by the Company;

(vii)       The Securities have been duly authorized and executed by the Company and when duly authenticated by the Trustee and issued and delivered by the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms and the Securities conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented and the Disclosure Package;

(viii)      The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

(ix)         The issue and sale of the Securities by the Company, the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, of the Company or the By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(x)          No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated hereby;

(xi)         Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation (or Articles of Incorporation) or By-laws or (ii) to the best of such counsel’s knowledge, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that is described or referred to in the Registration Statement, the Prospectus and the Disclosure Package, if such default would result in a Material Adverse Effect;

(xii)        The statements set forth in the Prospectus and the Disclosure Package under the captions “Debt Securities” and “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain U.S. Federal Income Tax Considerations”, and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects;

(xiii)       The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds as contemplated by the Prospectus and the Disclosure Package, will not be an “investment company” as such term is defined in the Investment Company Act;

(xiv)      The documents incorporated by reference in the Prospectus and the Disclosure Package (other than the financial statements or data and related schedules included therein, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xv)       (i) The Registration Statement and the Pricing Prospectus and the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery (other than the financial statements or data and related schedules included therein or the Form T-1, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; nothing has come to such counsel’s attention that would lead him to believe (i) that, as of its effective date or any deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than financial statements or data and related schedules included therein or the Form T-1, as to which such counsel makes no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of the date of the Prospectus or as of the date of such opinion, (other than the financial statements or data and related schedules included therein, as to which such counsel makes no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (iii) that the Disclosure Package, as of the Applicable Time or as of the date of such opinion (other than financial statements or data and related schedules included therein, as to which such counsel makes no statement), included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Pricing Prospectus or the Prospectus or required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

(d)          On the date of this Agreement and at the Time of Delivery, the independent registered public accounting firm that has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(f)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) a material adverse change in the financial markets of the United States, any material interruption in the clearance and settlement systems in the United States or an outbreak or escalation of hostilities or the declaration of a national emergency or war if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; (v) any downgrading in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act; or (vi) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and

(g)          The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company, in such form and executed by such officers of the Company as shall be satisfactory to you, as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section 8 and as to such other matters as you may reasonably request.

9.            (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed under Rule 433(d) under the Act, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred, as incurred, by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus or the Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or any such amendment or supplement, in reliance upon and in conformity with the Underwriter Information.

(b)          Each Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any such amendment or supplement, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred, as incurred, by the Company in connection with investigating or defending any such action or claim. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the fifth, eighth, ninth and fourteenth paragraphs under the caption “Underwriting”.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by it were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within twenty-four hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed 10% of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds 10% of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties, covenants and other statements of the several Underwriters and the Company, as set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof or the issue and sale of the Securities is not consummated as a result of the failure of any of the conditions set forth in clauses (i), (iii) or (iv) of Section 8(f), the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives and shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; BofA Securities, Inc. at 50 Rockefeller Plaza, NY1–050-12-01, New York, NY 10020, Attention: High Grade Transaction Management/Legal, Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, (facsimile: (212) 507-8999) and Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, (facsimile: (704) 410-0326); and if to the Company shall be shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 3M Office of General Counsel, 3M Center, St. Paul, Minnesota 55133, Facsimile Transmission No. (651) 736-2205, Attention: Michael M. Dai; Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.           The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and any person who controls any Underwriter or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as information that will allow the Underwriters to properly identify their respective clients.

17.           Time shall be of the essence in this Agreement. As used herein, the term “business day” shall mean any day when the office of the Commission in Washington, D.C. is normally open for business.

18.           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute one and the same instrument.

20.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

Very truly yours,

3M Company

By:	/s/ Nicholas Gangestad
Name: Nicholas Gangestad
Title: Senior Vice President and Chief Financial Officer

By:	/s/ Sarah Grauze
Name: Sarah Grauze
Title: Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC
WELLS FARGO SECURITIES, LLC

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael Fiumara
	Name:	Raffael Fiumara
	Title:	Vice President

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC
WELLS FARGO SECURITIES, LLC

By:	BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
	Name:	Sandeep Chawla
	Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC
WELLS FARGO SECURITIES, LLC

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
	Name:	Ian Drewe
	Title:	Executive Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC
WELLS FARGO SECURITIES, LLC

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

For themselves and as Representatives of the other Underwriters named in Schedule I heret

SCHEDULE I

Underwriters	Aggregate Principal Amount of 2023 Notes to be Purchased	Aggregate Principal Amount of 2025 Notes to be Purchased	Aggregate Principal Amount of 2029 Notes to be Purchased	Aggregate Principal Amount of 2049 Notes to be Purchased
Goldman Sachs & Co. LLC	$82,500,000	$123,750,000	$165,000,000	$165,000,000
BofA Securities, Inc.	72,500,000	108,750,000	145,000,000	145,000,000
Morgan Stanley & Co. LLC	72,500,000	108,750,000	145,000,000	145,000,000
Wells Fargo Securities, LLC	72,500,000	108,750,000	145,000,000	145,000,000
Barclays Capital Inc.	40,000,000	60,000,000	80,000,000	80,000,000
Citigroup Global Markets Inc.	40,000,000	60,000,000	80,000,000	80,000,000
Credit Suisse Securities (USA) LLC	40,000,000	60,000,000	80,000,000	80,000,000
Deutsche Bank Securities Inc.	40,000,000	60,000,000	80,000,000	80,000,000
J.P. Morgan Securities LLC	40,000,000	60,000,000	80,000,000	80,000,000
Total	$500,000,000	$750,000,000	$1,000,000,000	$1,000,000,000

SCHEDULE II

•	Final Term Sheet, dated August 19, 2019, for the 1.750% Notes due 2023, the 2.000% Notes due 2025, the 2.375% Notes due 2029 and 3.250% Notes due 2049